NEWS RELEASE

Cornerstone Building Brands Provides COVID-19 Business Update

CARY, NC – April 1, 2020 – Cornerstone Building Brands, Inc. (NYSE: CNR) (the “Company”), a leading North American manufacturer of exterior building solutions, today provided an update on actions the Company is taking in response to the COVID-19 pandemic.
“Our top priority is the health and safety of our employees, customers, and communities,” said James S. Metcalf, Chairman and Chief Executive Officer. “The U.S. Department of Homeland Security has designated our industry as ‘life sustaining and essential.’ We intend to continue operations as an ‘essential’ business and deliver quality products to our customers. We have implemented enhanced health and safety protocols to safeguard our employees who perform jobs that must be done in our facilities. We are also taking prudent and precautionary steps to maintain financial flexibility and liquidity. With these actions and the Company’s existing financial position, I am confident that we are well positioned to navigate the uncertainty of the current situation.”
A summary of updates and actions taken are as follows:
•Implemented additional, rigorous facility cleaning procedures at all locations
•Reconfigured workspaces and direction to achieve social distancing
•Instituted telecommuting, where possible
•Temporarily banned domestic and international business travel
•Developed business continuity plans to ensure safe and stable operations
•Increased communications with employees, customers, and suppliers
•Deployed policies and practices consistent with CDC and government guidelines
Given the current uncertainties surrounding the economic environment, the Company is taking prudent and precautionary actions to maintain financial flexibility and enhance liquidity by:
•Rationalizing facility and organizational structures
•Reducing discretionary and non-essential expenses
•Lowering 2020 capital expenditures by an estimated $30 million
•Continuing to optimize working capital
•Increasing cash on hand by $260 million from a draw on its asset-based revolving credit facility and its cash flow revolver, which both expire in April 2023. As of March 31, 2020, the Company had cash and cash equivalents of over $400 million.
First Quarter 2020 Earnings Call
The Company expects to provide an update on business conditions, financial outlook items, and capital allocation during its first quarter earnings call, which is scheduled for Wednesday, May 13, 2020 at 9:00 a.m. Eastern Time.

About Cornerstone Building Brands
Cornerstone Building Brands is a leading manufacturer of exterior building products in North America. Headquartered in Cary, North Carolina, the Company serves residential and commercial customers across new construction and the repair & remodel markets. As the #1 manufacturer of windows, vinyl siding, insulated metal panels, metal roofing and wall systems and metal accessories, Cornerstone Building Brands combines a comprehensive portfolio of products with an expansive national footprint that includes more than 20,000 employees at manufacturing, distribution and office locations throughout North America. For more information, visit us at www.cornerstonebuildingbrands.com.
Certain statements in this release (including statements regarding the Company's estimates and expectations concerning the effects of the COVID-19 pandemic) that are not historical in nature are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company cautions that actual results may differ materially from those projected or implied in forward-looking statements due to a variety of important factors, including the severity, duration and spread of the COVID-19 pandemic, as well as actions that may be taken by governmental authorities to contain COVID-19 or to treat its impact. Additional factors are discussed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 3, 2020. Except as required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.